As filed with the Securities and Exchange Commission on July 27, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CBIZ, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2769024
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6801 Brecksville Rd, Door N
Independence, Ohio 44131
(216) 447-9000
(Address of Principal Executive Offices) (Zip Code)

CBIZ, Inc. 2019 Omnibus Incentive Plan
(Full title of the plan)

Michael W. Gleespen
Secretary and General Counsel
6801 Brecksville Rd, Door N
Independence, Ohio 44131
(216) 447-9000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
John J. Harrington
Baker & Hostetler LLP
127 Public Square, Suite 2000
Cleveland, Ohio 44114
(216) 621-0200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 (the “Securities Act”) of an additional 1,500,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of CBIZ, Inc., a Delaware corporation (the “Company” or the “Registrant”), pursuant to CBIZ, Inc. 2019 Omnibus Incentive Plan (as amended, the “2019 Plan”). The contents of the Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 7, 2014, as amended by the post-effective amendment thereto filed on May 24, 2019 (Registration No. 333-197284), are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

•Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 24, 2023;
•Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on April 28, 2023;
•Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed on July 27, 2023;
•Current Reports on Form 8-K, filed on February 10, 2023, March 22, 2023 and May 16, 2023; and
•the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on July 26, 2006, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description
5.1	Opinion of Legal Counsel
10.1	CBIZ, Inc. 2019 Omnibus Incentive Plan (filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8, File No. 333-197284, and incorporated herein by reference)
10.2	Amendment No. 1 to CBIZ, Inc. 2019 Omnibus Incentive Plan (filed as Exhibit 99.1 to the Company’s Form 8-K, File No. 001-32961, on May 16, 2023, and incorporated herein by reference)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Legal Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page).
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Independence, State of Ohio, on July 27, 2023.
CBIZ, Inc.

By:	/s/ Jerome P. Grisko, Jr.
Jerome P. Grisko, Jr. President & Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints Jerome P. Grisko, Jr., Ware H. Grove, and Michael W. Gleespen, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, with all exhibits thereto, and other documents in connection therewith, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity(ies) indicated on July 27, 2023.

Signature	Title	Date

/s/ Jerome P. Grisko, Jr.	President & Chief Executive Officer, Director (Principal Executive Officer)	July 27, 2023
Jerome P. Grisko, Jr.

/s/ Ware H. Grove	Chief Financial Officer (Principal Financial and Accounting Officer)	July 27, 2023
Ware H. Grove

/s/ Rick L. Burdick	Chairman	July 27, 2023
Rick L. Burdick

/s/ Michael H. DeGroote	Director	July 27, 2023
Michael H. DeGroote

/s/ Gina D. France	Director	July 27, 2023
Gina D. France

/s/ Todd J. Slotkin	Director	July 27, 2023
Todd J. Slotkin

/s/ A.Haag Sherman	Director	July 27, 2023
A.Haag Sherman

/s/ Richard T. Marabito	Director	July 27, 2023
Richard T. Marabito

/s/ Benaree Pratt Wiley	Director	July 27, 2023
Benaree Pratt Wiley

/s/ Rodney A. Young	Director	July 27, 2023
Rodney A. Young